Exhibit 99.1

South Plains Financial, Inc. Announces Resignation of Chief Credit Officer
~  Robert Kotarski Named Interim Chief Credit Officer of City Bank  ~

LUBBOCK, Texas, September 18, 2019 (GLOBE NEWSWIRE) – South Plains Financial, Inc. (NASDAQ:SPFI) (“South Plains” or the “Company”), the parent company of City Bank, today announced the resignation of Kevin Bass, Chief Credit Officer, effective September 16, 2019.  Mr. Bass is leaving the Company to pursue a career within the energy sector as Chief Executive Officer of a Texas-based business.

Curtis Griffith, Chairman and Chief Executive Officer of South Plains, commented, “Kevin is a skilled executive and we have appreciated his knowledge, guidance and dedication to the Company over the last two decades.  Kevin was presented with a terrific opportunity to acquire and run his own business, and we wish him all the best in his new venture.  Looking forward, we are confident that we have both the experienced personnel and well-organized systems in place to maintain our strong credit culture while we conduct a search for a new Chief Credit Officer at the Bank.  In the interim, Robert ‘Bob’ Kotarski is a very talented executive who, with help from Scott Blount, will handle Kevin’s responsibilities.”

A search has commenced for Mr. Bass’ successor at City Bank.  Bob Kotarski, current market President for City Bank in El Paso, will serve as Interim Chief Credit Officer of City Bank effective immediately.  Mr. Kotarski previously served as Credit Risk Officer in El Paso and Southern New Mexico for Bank of America prior to joining the City Bank team.  In addition, Scott Blount has been promoted to Chief Credit Policy and Administration Officer.  Before joining City Bank, Mr. Blount was an FDIC examiner for ten years and has been actively involved within the Company’s Credit Administration for over a decade.

About South Plains Financial, Inc.

South Plains is the bank holding company for City Bank, a Texas chartered bank headquartered in Lubbock, Texas.  City Bank is one of the largest independent banks in West Texas and has additional banking operations in the Dallas and El Paso markets, as well as in the Greater Houston, and College Station Texas markets, and the Ruidoso and Eastern New Mexico markets.  South Plains provides a wide range of commercial and consumer financial services to small and medium-sized businesses and individuals in its market areas.  Its principal business activities include commercial and retail banking, along with insurance, investment, trust and mortgage services.  Please visit https://www.spfi.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements.  These forward-looking statements reflect South Plains’ current views with respect to, among other things, the completion of its acquisition of WTSB.  Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  South Plains cautions that the forward-looking statements in this press release are based largely on South Plains’ expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond South Plains’ control.  Additional information regarding these risks and uncertainties to which South Plains’ business and future financial performance are subject is contained in South Plains’ Prospectus filed with the U.S. Securities and Exchange Commission (“SEC”), dated May 8, 2019 (“Prospectus”), and other documents South Plains files with the SEC from time to time.  South Plains urges readers of this press release to review the Risk Factors section of that Prospectus and the Risk Factors section of other documents South Plains files with the SEC from time to time.  Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements due to additional risks and uncertainties of which South Plains is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results.  Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release.  Any forward-looking statements presented herein are made only as of the date of this press release, and South Plains does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:	Mikella Newsom, Chief Risk Officer and Secretary
investors@city.bank
(866) 771-3347

Source: South Plains Financial, Inc.